UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2023 (September 21, 2023)

Date of Report (Date of earliest event reported)

ABRI SPAC I, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(424) 732-1021

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	ASPAU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	ASPA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2023, Abri SPAC I, Inc., a Delaware corporation (“Abri” or the “Company”) received a notice (“Notice”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s failure to maintain a minimum Market Value of Listed Securities (MVLS) of $35 million as set forth in Listing Rule 5550(b)(2) (the “Rule”) for the previous 30 consecutive trading days served as a basis for delisting of the Company’s securities (units, common stock and warrants) at the opening of business on October 2, 2023, unless the Company timely requests a hearing before the Nasdaq Hearings Panel.

Previously, on March 23, 2023, Abri received a notice from the staff of Nasdaq indicating that the market value of its listed securities had been below the minimum $35,000,000 required for continued listing as set forth in the Rule for the previous 30 consecutive trading days, and was provided 180 calendar days, or until September 19, 2023, to regain compliance with the Rule in accordance with Listing Rule 5810(c)(3)(C).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2023	ABRI SPAC I, INC.

	By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

2